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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

                                  [LETTERHEAD]

We consent to the use in the Registration Statement of Medical Discoveries, Inc. and Subsidiaries on Form SB-2 of our Auditors' Report, dated February 18, 2004, except for Note K dated November 15, 2004 (not presented) on the consolidated statement of stockholders' equity (deficit) of Medical Discoveries, Inc. and Subsidiaries (a development stage company) for the period from inception (November 20, 1991) to December 31, 2003 and the consolidated statements of operations, and cash flows of the Company for the period from inception (November 20, 1991) through December 31, 2003 (not presented).

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Eide Bailly, LLP

Eide Bailly, LLP (formerly Balukoff, Lindstrom & Co., P.A. - joined Eide Bailly November 1, 2004)



Boise, Idaho
May 24, 2006